                                                                    EXHIBIT 99.1

                                               T-NETIX, INC.
                                               67 INVERNESS DRIVE EAST
                                               ENGLEWOOD, CO 80112
                                               WEB SITE:  HTTP://WWW.T-NETIX.COM

                                               NASDAQ:  TNTX




AT THE COMPANY:                             AT FRB:
Alvyn Schopp                                Tad Gage  (general info)  (312) 640-6745 (tjg@chi.frbd.com)
CEO                                         Lisa Ferguson (analysts)  (312) 640-6788 (lkf@chi.frbd.com)
(303) 790-9111                              Laura Kuhlmann (media) (312) 266-2239 (lkuhlmann@att.net)

              T-NETIX, GATEWAY COMPLETE PREVIOUSLY ANNOUNCED MERGER

ENGLEWOOD, COLO., JUNE 15, 1999 - T-NETIX, Inc. (Nasdaq: TNTX), a leading provider of specialized call processing and fraud control software technologies, announced today that it has completed its merger with Gateway Technologies, Inc., a privately held provider of inmate telecommunications calling services
(ICS) in a transaction valued at approximately $35.2 million. The merger, first announced on January 9, 1999 was earlier approved by Gateway shareholders and was formally approved by T-NETIX shareholders today at the company's special shareholder meeting.

"We are already seeing the benefits of joining forces with Gateway, and a number of customers are talking with us about expanded relationships because of our size and broader range of capabilities," said Alvyn Schopp, CEO of T-NETIX. "In the near future, we will outline a strategic plan designed to help T-NETIX to operate more efficiently and better pursue our goal of becoming the leading provider of telecommunications and related services to correctional departments and facilities nationwide."

Pro forma 1998 revenues for the combined company were approximately $70 million. The agreement included up to approximately 4.05 million shares of T-NETIX common stock being issued to Gateway shareholders, plus options and T-NETIX's assumption of $10 million in Gateway debt. The acquisition, which the company anticipates will be accretive to 1999 earnings, after acquisition expenses, will be accounted for using the pooling method.

Based in Englewood, Colorado, T-NETIX provides specialized call processing and billing services for correctional institutions to the telecommunications industry, direct local and long distance call processing for correctional facilities, value-added telecommunications services such as pre-connection restrictions, digital recording, jail and inmate management systems, video booking, and sales of call-processing systems hardware. Through its T-NETIX Monitoring Division, T-NETIX provides parolee and home detention monitoring services using Internet, and voice verification technology, including its SpeakEZ Voice Print(R) technology. The company serves more than 1,400 facilities and justice departments nationwide. For news and information, visit the company's web site at www.T-NETIX.com.

This news release contains forward-looking statements as provided for by the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties including, but not limited to: the demand for the company's ICS products and services; the renewal of existing site-specific ICS customer contracts and the company's ability to win new contracts; the ability to reduce expenditures related to its

                                                                         MORE...

T-NETIX, INC.
ADD 1


SpeakEZ voice recognition technology, to successfully deploy this technology in a corrections-related business, and to license the technology to offset development costs; competitive pricing pressures, particularly in the company's ICS business; and, changes in telecommunications regulations that would affect the company's sales or pricing. For a full description of the company's historical performance and a detailed description of risks and uncertainties, please refer to the company's documents on file with the Securities and Exchange Commission.

          FOR MORE INFORMATION ON T-NETIX VIA FAX, FREE OF CHARGE, DIAL
                   1-800-PRO-INFO AND ENTER THE TICKER "TNTX"


                                      -2-